Exhibit 10.2

EXECUTION COPY

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of January 20, 2012 by and among JDS UNIPHASE CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower listed on the signature pages hereto (together with the Borrower, the “Initial Grantors,” and together with any additional Subsidiaries, whether now existing or hereafter formed or acquired which become parties to this Security Agreement from time to time, in accordance with the terms of the Credit Agreement (as defined below), by executing a Supplement hereto in substantially the form of Annex I, the “Grantors”), and JPMORGAN CHASE BANK, N.A., a national banking association, in its capacity as administrative agent (the “Administrative Agent”) for itself and for the Secured Parties (as defined in the Credit Agreement identified below). For the avoidance of doubt, no Foreign Subsidiary shall be a Grantor.

PRELIMINARY STATEMENT

The Borrower, the Administrative Agent and the Lenders are entering into a Credit Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Grantors are entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement and each of the Grantors (other than the Borrower) is a Subsidiary of the Borrower and will derive a direct or indirect benefit from the extensions of credit made by the Lenders to the Borrower under the Credit Agreement.

ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in the Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

[***] A PORTION OF THIS EXHIBIT HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” means all Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Investment Property, letters of credit, Letter-of-Credit Rights, Licenses, Patents, Supporting Obligations, Trademarks and Other Collateral, wherever located, in which any Grantor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto; provided that Collateral shall exclude all Excluded Assets and shall be subject to the limitations contained in Article II of this Security Agreement.

“Commercial Tort Claims” means commercial tort claims, as defined in the UCC of any Grantor, including each commercial tort claim specifically described in Exhibit “E”.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Controlled Deposit Account” means a Deposit Account designated as a “Controlled Deposit Account” on Exhibit “G” hereto, which shall at all times contain funds necessary to comply with the requirements of Section 5.09(c) of the Credit Agreement.

“Controlled Securities Account” means a Securities Account designated as a “Controlled Securities Account” on Exhibit “G” hereto, which shall at all times contain funds necessary to comply with the requirements of Section 5.09(c) of the Credit Agreement.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Default” means an event described in Section 5.1 hereof.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent and each relevant Grantor, among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent with respect to collection and Control of all deposits and balances held in a Controlled Deposit Account maintained by such Grantor with such banking institution.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Domestic Subsidiary” shall have the meaning set forth in the Credit Agreement.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Excluded Assets” shall have the meaning set forth in the Credit Agreement.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Farm Products” shall have the meaning set forth in Article 9 of the UCC.

“Financial Officer” when used, in respect of any Grantor, means the chief financial officer, principal accounting officer, treasurer or controller of such Grantor or of the Borrower.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” means all Patents, Trademarks, Copyrights and any other intellectual property.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“knowledge” when used, in respect of any Grantor, means knowledge of a Responsible Officer of such Grantor.

“Letter of Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Material Registered Copyrights” means any registered Copyright which is material to the business of the Borrower and its Subsidiaries, taken as a whole, as determined by the Grantors in their commercially reasonable judgment.

“Material Domestic Subsidiary” shall have the meaning set forth in the Credit Agreement.

“Other Collateral” means, subject to the limitations contained in Article II of this Security Agreement, any property of the Grantors, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights,

Licenses, Patents, Supporting Obligations and Trademarks, including, without limitation, all cash on hand, letters of credit, Stock Rights or any other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Other Collateral include all personal property of the Grantors, provided that Other Collateral shall exclude all Excluded Assets and shall be subject to the limitations contained in Article II of this Security Agreement.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Payment Event of Default or Acceleration Event” means the occurrence of (i) an Event of Default (as defined in the Credit Agreement) under clauses (a) or (b) of Article VII of the Credit Agreement or (ii) the termination of the Commitments and the Loans and other Obligations becoming due and payable pursuant to Article VII of the Credit Agreement.

“Pledge Subsidiary” shall have the meaning set forth in the Credit Agreement.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors that constitute Collateral in accordance with Article II, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, or Instruments, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Responsible Officer” when used, in respect of any Grantor, means the chief executive officer, president, chief financial officer, treasurer, other Financial Officer or general counsel of such Grantor or of the Borrower.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Securities Account” has the meaning set forth in Article 8 of the UCC.

“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent and each relevant Grantor, among any Grantor, a securities intermediary holding such Grantor’s investments, and the Administrative Agent with respect to collection and Control of all investments held in a Controlled Securities Account maintained by such Grantor with such securities intermediary.

“Stock Rights” means any securities, dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such securities.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Voting Power” means with respect to any share of Voting Stock, the number of votes that the holder of such share may cast in an election of members of the Board of Directors (or analogous governing body) of the issuer of such share.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each of the Grantors hereby pledges, collaterally assigns and grants to the Administrative Agent, on behalf of and for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations; provided that, notwithstanding anything to the contrary contained in this Article II, (i) the security interest created by this Security Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Assets or any Equity Interest in any Subsidiary that is not a Domestic Subsidiary or a First-Tier Foreign Subsidiary, (ii) the amount of Equity Interests in any First-Tier Foreign Subsidiary pledged or required to be pledged to the Administrative Agent hereunder or under any other Collateral Document shall be automatically limited to the Voting Stock of such First-Tier Foreign Subsidiary that is also a Pledge Subsidiary representing not more than 65% (or, in the case of Acterna France SAS, 14.52%) of the total Voting Power of all outstanding Voting Stock of such First-Tier Foreign Subsidiary (and the term “Collateral” shall not include any other Equity Interests of such First-Tier Foreign Subsidiary) and (iii) the Equity Interests of a Domestic Subsidiary will not be pledged or required to be pledged to the Administrative Agent hereunder or under any other Collateral Document unless such Domestic Subsidiary is a Material Domestic Subsidiary (and the term “Collateral” shall not include the Equity Interests of any Domestic Subsidiary that is not a Material Domestic Subsidiary). For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of intellectual property rights owned by the Grantors. In addition, for the avoidance of doubt, (a) it is understood and agreed that neither the Borrower nor any Subsidiary will be required to (i) obtain bailee or landlord waivers in respect of any location where Inventory is stored or (ii) record with the United States Patent and Trademark Office (or any analogous domestic or foreign agency or office) any security interest in any Patent or Trademark and (b) no Equity Interest whatsoever in any Subsidiary may be pledged unless such Subsidiary is a Domestic Subsidiary or a First-Tier Foreign Subsidiary.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Initial Grantors represents and warrants to the Administrative Agent and the Secured Parties, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement in substantially the form of Annex I represents and warrants (after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement), that:

3.1. Title, Authorization, Validity and Enforceability. Such Grantor has marketable title to the Collateral owned by it that is material to its business, except for minor defects in title that do not interfere in any material respect with such Grantor’s ability to conduct its business as currently conducted or to utilize such Collateral owned by it for its intended purposes, and has the power to transfer the Collateral to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 6.02 of the Credit Agreement, and has full corporate, limited liability company or partnership, as applicable, power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement have been duly authorized by proper corporate, limited liability company, limited partnership or partnership, as applicable, proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral in accordance with the terms hereof, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing. When financing statements have been properly filed in the appropriate offices against such Grantor in the locations listed in Exhibit “D” in accordance with Section 4.1.4 hereof, the Administrative Agent will have a fully perfected first priority security interest in the Collateral owned by such Grantor in which a security interest may be perfected by filing of a financing statement under the UCC, subject only to Liens permitted under Section 6.02 of the Credit Agreement.

3.2. Conflicting Laws and Contracts. Neither the execution and delivery by such Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate (i) any applicable law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor, or (ii) such Grantor’s charter, articles or certificate of incorporation, partnership agreement or by-laws (or similar constitutive documents), or (iii) the provisions of any material indenture, material instrument or material agreement to which such Grantor is a party or is subject, or conflict with or constitute a default thereunder, or result in or require the creation or imposition of any Lien in, of, or on the property of such Grantor pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Administrative Agent on behalf of the Secured Parties and other Liens permitted under Section 6.02 of the Credit Agreement).

3.3. Principal Location. Such Grantor’s principal place of business (if it has only one) and its chief executive office (if different than its principal place of business) are disclosed in Exhibit “A”; such Grantor has no other principal place of business or chief executive office except those set forth in Exhibit “A”.

3.4. Property Locations. The Inventory and Equipment of each Grantor , and the location of such Inventory and Equipment, is properly recorded on the internal books and records of the Borrower.

3.5. No Other Names; Etc.. Within the five-year period ending as of the date such Person becomes a Grantor hereunder, such Grantor has not conducted business under any name, changed its jurisdiction of formation, merged with or into or consolidated with any other Person, except as disclosed in Exhibit “A”. The name in which such Grantor has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the date such Person becomes a Grantor hereunder.

3.6. No Default. No Default (as defined herein) has occurred and is continuing.

3.7. Accounts and Chattel Paper. To such Grantor’s knowledge, except as disclosed to the Administrative Agent, the names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper owned by such Grantor are correctly stated in all material respects in all records of such Grantor relating thereto and in all invoices and reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time.

3.8. Filing Requirements. None of the Collateral owned by such Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except for Patents, Trademarks and Copyrights held by such Grantor and, in the case of Material Registered Copyrights, described in Exhibit “B”.

3.9. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (ii) in respect of Liens permitted by Section 6.02 of the Credit Agreement; provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement.

3.10. Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization. Such Grantor’s federal employer identification number is, and if such Grantor is a registered organization, such Grantor’s State of organization, type of organization and State of organization identification number are, listed in Exhibit “F”.

3.11. Pledged Securities and Other Investment Property. Exhibit “C” sets forth a complete and accurate list of the Instruments, Securities and other Investment Property constituting Pledged Collateral and delivered to the Administrative Agent; provided that, for the avoidance of doubt, with respect to the Equity Interests of the Subsidiaries, only the Pledged Collateral in the form of Equity Interests in Subsidiaries that constitute Collateral in accordance with Article II hereof will be delivered to the Administrative Agent and no Equity Interests in any other Persons shall be so delivered; provided further that the Equity Interests of the First-Tier Foreign Subsidiaries required to be delivered hereunder may be delivered after the Closing Date in accordance with Section 5.09 of the Credit Agreement. Each Grantor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed in Exhibit “C” as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties hereunder or as permitted by Section 6.02 of the Credit Agreement. Each Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued, are fully paid and non-assessable and constitute the percentage of the issued and outstanding shares of stock (or other Equity Interests) of the respective issuers thereof indicated in Exhibit “C” hereto, (ii) with respect to any certificates to be delivered to the Administrative Agent pursuant to this Section 3.11 representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible and (iii) to the extent such Pledged Collateral is held by a securities intermediary in a Controlled Securities Account, such account shall be covered by a Securities Account Control Agreement to the extent required by Section 5.09(c) of the Credit Agreement.

3.12. Intellectual Property.

3.12.1 Exhibit “B” contains a complete and accurate listing as of the Effective Date of all Material Registered Copyrights of each of the Grantors. All of the U.S. registrations, applications for registration or applications for issuance of the Material Registered Copyrights are valid and subsisting, in good standing and are recorded or in the process of being recorded in the name of the applicable Grantor.

3.12.2 To the knowledge of each Grantor, such Grantor has taken or caused to be taken reasonable steps so that none of its Intellectual Property, the value of which to the Grantors are contingent upon maintenance of the confidentiality thereof, have been disclosed by such Grantor to any Person other than employees, contractors, customers, representatives and agents of the Grantors who are parties to customary confidentiality and nondisclosure agreements with the Grantors, except as could not be reasonably expected to result in a Material Adverse Effect.

3.13. Controlled Deposit Accounts and Controlled Securities Accounts. All of such Grantor’s Controlled Deposit Accounts and Controlled Securities Accounts are listed on Exhibit “G”.

ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated, each of the Initial Grantors agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated each such subsequent Grantor agrees:

4.1. General.

4.1.1 Inspection. Each Grantor will permit the Administrative Agent or any Secured Party, by its representatives and agents to inspect the Collateral in the manner set forth in Section 5.06 of the Credit Agreement as if it was a party thereto.

4.1.2 Taxes. Such Grantor will comply with Section 5.04 of the Credit Agreement as if it was a party thereto.

4.1.3 Records and Reports; Notification of Default. Each Grantor will comply with Section 5.06 of the Credit Agreement as if it was a party thereto.

4.1.4 Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes the Administrative Agent to file, and if requested will execute and deliver to the Administrative Agent, all financing statements describing the Collateral owned by such Grantor and other documents and take such other actions as may from time to time reasonably be requested by the Administrative Agent in order to maintain a first priority, perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Liens permitted under Section 6.02 of the Credit Agreement, provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including, without limitation, describing such property as “all assets of the debtor whether now owned or hereafter acquired and wheresoever located, including all accessions thereto and proceeds thereof.” Each Grantor will take any and all actions necessary to defend title to the Collateral owned by such Grantor against all persons and to defend the security interest of the Administrative Agent in such Collateral and the priority thereof against any Lien not expressly permitted hereunder or under any Loan Document; provided that it is understood and agreed that no Grantor will be required to obtain bailee or landlord waivers in respect of any location where Inventory is stored.

4.1.5 Disposition of Collateral. No Grantor will sell, lease or otherwise dispose of the Collateral owned by such Grantor except dispositions specifically permitted pursuant to Section 6.03 of the Credit Agreement.

4.1.6 Liens. No Grantor will create, incur, or suffer to exist any Lien on the Collateral owned by such Grantor except Liens permitted pursuant to Section 6.02 of the Credit Agreement, provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement.

4.1.7 Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each Grantor will:

(i)	preserve its existence and corporate structure as in effect on the Effective Date (except to the extent otherwise permitted under the Credit Agreement);

(ii)	not change its name or jurisdiction of organization or organizational form (including by way of merger into an entity that is not a Grantor);

(iii)	not maintain its principal place of business (if it has only one) or its chief executive office (if different than its principal place of business) at a location other than a location specified in Exhibit “A”;

(iv)	not (i) change its name or taxpayer identification number or (ii) change its mailing address, and

(v)	will continue to properly record the Inventory and Equipment on the Company’s internal books and records,

unless, in the case of clauses (i) through (iv), such Grantor shall have given the Administrative Agent not less than fifteen (15) days’ prior written notice of such event or occurrence and, to the extent reasonably requested by the Administrative Agent, shall have taken steps as are necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Agent’s security interest in the Collateral owned by such Grantor.

4.1.8 Other Financing Statements. No Grantor will suffer to exist or authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by such Grantor, except any financing statement authorized under Section 4.1.4 or any financing statement evidencing such Liens as are permitted under Section 6.02 of the Credit Agreement (including, without limitation, a financing statement of a third party financing source in connection with the sale or discount of accounts receivable permitted by Section 6.03(a)(v)(F) of the Credit Agreement). Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection herewith without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

4.2. Receivables.

4.2.1 Certain Agreements on Receivables. During the occurrence and continuation of a Default, no Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof; provided that prior to the occurrence and continuation of a Default, such Grantor may reduce the amount of Accounts arising from the sale of Inventory or the rendering of services in accordance with its present policies and in the ordinary course of business and as otherwise permitted under the Credit Agreement.

4.2.2 Electronic Chattel Paper. Each Grantor shall take all steps necessary to grant the Administrative Agent Control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3. Maintenance of Goods. Each Grantor shall comply with Section 5.05 of the Credit Agreement as if it were a party thereto.

4.4. Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. Each Grantor will (i) deliver to the Administrative Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities (to the extent certificated) and Instruments constituting Collateral (if any then exist), (ii) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any Chattel Paper, Securities and Instruments constituting Collateral, (iii) upon the Administrative Agent’s request, after the occurrence and during the continuance of a Default, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral in an amount greater than $1,000,000, and (iv) upon the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit “H” hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral; provided that, for the avoidance of doubt, with respect to any delivery of Equity Interests of the Subsidiaries required under this Section 4.4, only the Equity Interests of Subsidiaries that constitute Collateral in accordance with Article II hereof will be delivered to the Administrative Agent; provided further that the Equity Interests of the First-Tier Foreign Subsidiaries required to be delivered hereunder may be delivered after the Closing Date in accordance with Section 5.09 of the Credit Agreement.

4.5. Uncertificated Securities and Certain Other Investment Property. Each Grantor will permit the Administrative Agent from time to time to cause Subsidiaries of such Grantor that are issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral owned by such Grantor to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement.

4.6. Stock and Other Ownership Interests.

4.6.1 Reserved.

4.6.2 Issuance of Additional Securities. Except as permitted in the Credit Agreement, no Grantor will permit or suffer any Subsidiary of such Grantor (the corporate securities or other ownership interests in which Subsidiary constitute Collateral) to issue any securities or other ownership interests, any right to receive the same or any right to receive earnings, except to such Grantor.

4.6.3 Registration of Pledged Securities and other Investment Property. Each Grantor will permit any registrable Collateral owned by such Grantor to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Lenders following the occurrence and during the continuance of a Default and without any further consent of such Grantor.

4.6.4 Exercise of Rights in Pledged Securities and other Investment Property. Each Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuance of a Payment Event of Default or Acceleration Event, without notice, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral owned by such Grantor or any part thereof, and to receive all dividends and interest in respect of such Collateral.

4.7. Controlled Deposit Accounts and Controlled Securities Accounts. Each Grantor will upon the Administrative Agent’s request, use commercially reasonable efforts to cause each bank or other financial institution in which it maintains a Controlled Deposit Account or Controlled Securities Account to enter into a control agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent in order to give the Administrative Agent Control of the Controlled Deposit Account or Controlled Securities Account. The Administrative Agent agrees that it will not give any notice of sole control under any Deposit Account Control Agreement or Securities Account Control Agreement unless and until a Default has occurred and is continuing. If exclusive dominion and control of any Controlled Deposit Account or Controlled Securities Account or dominion and control of any other deposit or investment has been obtained by the Administrative Agent and no Default continues to exist, the Administrative Agent will send notice to the bank or financial institution at which such Controlled Deposit Account or Controlled Securities Account or other deposit or investment is maintained to (a) terminate the Administrative Agent’s exclusive dominion and control of such Controlled Deposit Account or Controlled Securities Account or other deposit or investment and (b) reinstate Grantor’s access to such Controlled Deposit Account or Controlled Securities Account or other deposit or investment. In the case of deposits and investments maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs. The provisions of this Section 4.7 shall not apply to (a) Deposit Accounts which are not Controlled Deposit Accounts and (b) Securities Accounts which are not Controlled Securities Accounts.

4.8. Letter-of-Credit Rights. Each Grantor will, upon the Administrative Agent’s request, use commercially reasonable efforts to cause each issuer of a letter of credit (in respect of which such Grantor is the beneficiary) with a face value in excess of $10,000,000 to consent to the assignment of proceeds of such letter of credit in order to give the Administrative Agent Control of the Letter of Credit Rights to such letter of credit.

4.9. Federal, State or Municipal Claims. Each Grantor will notify the Administrative Agent of any Collateral owned by such Grantor which constitutes a claim in an amount greater than $10,000,000 against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law. Furthermore, each Grantor will execute and deliver to the Administrative Agent such documents, agreements and instruments, and will take such further actions (including, without limitation, the taking of necessary actions under the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.)), which the Administrative Agent may, from time to time, reasonably request, to ensure perfection and priority of the Liens hereunder in respect of Accounts and General Intangibles owing by any government or instrumentality or agency thereof, all at the expense of the Borrower. Notwithstanding anything to the contrary in this Section 4.9, no Grantor will be required to provide any notice or take any action hereunder if and to the extent prohibited by any federal, state or municipal law.

4.10. No Interference. Each Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

4.11. Insurance. In the event any material Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, each Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Grantor within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall be in an amount equal to the lesser of the total Commitment or the total replacement cost value of the improvements.

4.12. Intellectual Property. No Grantor has any registered interest in, or title to, any Material Registered Copyright except as set forth in Exhibit “B”. If, after the date hereof, any Grantor obtains rights to, or applies for or seeks registration of, any new Material Registered Copyright, then such Grantor shall give the Administrative Agent notice thereof, as part of each compliance certificate provided to the Administrative Agent pursuant to the Credit Agreement. Each Grantor agrees promptly upon request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Security Agreement or any other document reasonably requested by the Administrative Agent to evidence such security interest in such Material Registered Copyright in a form appropriate for recording in the United States Copyright Office.

4.13. Commercial Tort Claims. If, after the date hereof, any Grantor identifies the existence of a Commercial Tort Claim belonging to such Grantor in an amount greater than $10,000,000 that has arisen in the course of such Grantor’s business in addition to the Commercial Tort Claims described in Exhibit “E”, which are all of such Grantor’s Commercial Tort Claims as of the Effective Date, then such Grantor shall give the Administrative Agent prompt notice thereof, but in any event not less frequently than quarterly. Each Grantor agrees promptly upon request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Security Agreement or any other document reasonably requested by the Administrative Agent to evidence the grant of a security interest therein in favor of the Administrative Agent.

4.14. Updating of Exhibits to Security Agreement. The Borrower will provide to the Administrative Agent, concurrently with the delivery of the certificate of a Financial Officer of the Borrower as required by Section 5.01(c) of the Credit Agreement, updated versions of the Exhibits to this Security Agreement (provided that if there have been no changes to any such Exhibits since the previous updating thereof required hereby, the Borrower shall indicate that there has been “no change” to the applicable Exhibit(s)).

ARTICLE V

DEFAULT

5.1. The occurrence of any one or more of the following events shall constitute a Default:

5.1.1 Any representation or warranty made by or on behalf of any Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made.

5.1.2 The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement.

5.2. Remedies.

5.2.1 If any Default has occurred and is continuing then, the Administrative Agent may, and at the direction of the Required Lenders shall, exercise any or all of the following rights and remedies (provided that the Administrative Agent shall endeavor, to the extent commercially reasonable, to notify the Borrower prior to the exercise of the initial remedy, provided further that any failure by the Administrative Agent to deliver any such notice shall not be deemed to be a breach by the Administrative Agent of this Security Agreement or give rise to any liability or otherwise affect the Administrative Agent’s rights and remedies hereunder in any manner):

(i)	Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document, provided that this clause (i) shall not be understood to limit any rights or remedies available to the Administrative Agent and the Secured Parties prior to a Default.

(ii)	Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

(iii)	Give notice of sole control or any other instruction under any Deposit Account Control Agreement or Securities Account Control Agreement and take any action therein with respect to such Collateral, provided, however, if no Default shall continue to exist, the Administrative Agent shall promptly notify the bank, financial institution or securities or commodities intermediary that Grantor’s access to the Controlled Deposit Account or Controlled Securities Account shall be reinstated.

(iv)	Only to the extent a Payment Event of Default or Acceleration Event has occurred and is continuing, without notice (except as specifically provided in Section 8.1 hereof or elsewhere herein, demand or advertisement of any kind to any Grantor or any other Person) enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises of elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable.

(v)	Only to the extent a Payment Event of Default or Acceleration Event has occurred and is continuing, concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

5.2.2 The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

5.2.3 The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

5.2.4 Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

5.2.5 Reserved.

5.2.6 Notwithstanding the foregoing, neither the Administrative Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

5.2.7 Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with Section 5.2.1 above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.3. Grantors’ Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of a Payment Event of Default or Acceleration Event, each Grantor will:

5.3.1 Assembly of Collateral. Assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Administrative Agent.

5.3.2 Secured Party Access. Permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral, or the books and records relating thereto, or both, to remove all or any part of the Collateral, or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy.

5.3.3 Prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such reasonable detail as the Administrative Agent may specify.

5.3.4 Take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral.

5.4. License. The Administrative Agent is hereby granted a limited license or other limited right to use, following the occurrence and during the continuance of a Payment Event of Default or Acceleration Event, without charge, each Grantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, solely for the purposes of completing production of, advertising for sale, and selling any Collateral. In addition, each Grantor hereby irrevocably (until the Credit Agreement has terminated pursuant to its express terms) agrees that the Administrative Agent may, following the occurrence and during the continuance of a Payment Event of Default or Acceleration Event, sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to such Grantor and any Inventory that is covered by any copyright owned by or licensed to such Grantor and the Administrative Agent may (but shall have no obligation to) finish any work in process and affix any trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Administrative Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent and each Grantor, and then only to the extent in such writing specifically set forth, provided that the addition of any Domestic Subsidiary as a Grantor hereunder by execution of a Security Agreement Supplement in the form of Annex I (with such modifications as shall be acceptable to the Administrative Agent) shall not require receipt of any consent from or execution of any documentation by any other Grantor party hereto. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Secured Parties until the Secured Obligations have been paid in full or, in the case of Letters of Credit, cash collateralized on terms reasonably satisfactory to the Administrative Agent.

ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES

7.1. Lockboxes. Upon request of the Administrative Agent after the occurrence and during the continuance of a Payment Event of Default or Acceleration Event, each Grantor shall execute and deliver to the Administrative Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Administrative Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Administrative Agent.

7.2. Collection of Receivables. The Administrative Agent may at any time after the occurrence of a Payment Event of Default or Acceleration Event, by giving each Grantor written notice, elect to require that the Receivables be paid directly to the Administrative Agent for the benefit of the Secured Parties. In such event, each Grantor shall, and shall permit the Administrative Agent to, promptly notify the account debtors or obligors under the Receivables owned by such Grantor of the Administrative Agent’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Administrative Agent. Upon receipt of any such notice from the Administrative Agent, each Grantor shall thereafter hold in trust for the Administrative Agent, on behalf of the Secured Parties, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Administrative Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Administrative Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4 hereof.

7.3. Special Collateral Account. Following the occurrence and during the continuance of a Payment Event of Default or Acceleration Event, the Administrative Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over such cash collateral account. If no Default has occurred or is continuing, the Administrative Agent shall from time to time deposit the collected balances in such cash collateral account into the applicable Grantor’s general operating account with the Administrative Agent. If any Payment Event of Default or Acceleration Event has occurred and is continuing, the Administrative Agent may (and shall, at the direction of the Required Lenders), from time to time, apply the collected balances in such cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

7.4. Application of Proceeds. The proceeds of the Collateral received by the Administrative Agent pursuant to the provisions of this Security Agreement shall be applied by the Administrative Agent to payment of the Secured Obligations as provided under Section 2.18 of the Credit Agreement.

ARTICLE VIII

GENERAL PROVISIONS

8.1. Notice of Disposition of Collateral; Condition of Collateral. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Article IX, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing (other than the defense that the Secured Obligations shall have been fully and finally paid in cash and performed in full) which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein or in any other Loan Document, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2. Limitation on Administrative Agent’s and other Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3. Compromises and Collection of Collateral. Each Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if a Payment Event of Default or Acceleration Event has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its reasonable discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

8.4. Secured Party Performance of Grantor’s Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and such Grantor shall reimburse the Administrative Agent for any reasonable amounts paid by the Administrative Agent pursuant to this Section 8.4. Each Grantor’s obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable within fifteen (15) days after demand.

8.5. Authorization for Secured Party to Take Certain Action. Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the reasonable discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative

Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) upon and during the continuance of a Default, to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) upon and during the continuance of a Default, to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral owned by such Grantor and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Administrative Agent Control over such Securities or other Investment Property, (v) upon and during the continuance of a Payment Event of Default or Acceleration Event and subject to the terms of Section 4.1.5 hereof, to enforce payment of the Instruments, Accounts and Receivables in the name of the Administrative Agent or such Grantor, (vi) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Article VII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Loan Document), and each Grantor agrees to reimburse the Administrative Agent within fifteen (15) days after demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent in connection therewith, provided that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

8.6. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.4, 5.3, or 8.8 or in Article VII hereof will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.6 shall be specifically enforceable against the Grantors.

8.7. Use and Possession of Certain Premises. Upon the occurrence and during the continuance of a Payment Event of Default or Acceleration Event, the Administrative Agent shall be entitled to occupy and use any premises owned or leased by the Grantors where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Grantor for such use and occupancy.

8.8. Reserved.

8.9. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.10. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.

8.11. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.12. Taxes and Expenses. Any taxes (other than Excluded Taxes) payable or ruled payable by a Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse the Administrative Agent for any and all reasonable out-of-pocket expenses (including reasonable attorneys’ fees, but excluding, time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.13. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.14. Termination; Release. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) any and all commitments to extend credit under the Loan Documents have terminated, and the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations (other than Unliquidated Obligations) have been indefeasibly paid in cash and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit or backup Letter of Credit has been delivered to the Administrative Agent as required by the Credit Agreement). Upon any sale or other disposition by any Grantor of any Collateral in a transaction permitted under the Credit Agreement, or upon the effectiveness in accordance with the Credit Agreement of any written consent to the release of the security interest in any Collateral, the security interests in such Collateral shall be automatically released without further action by any party. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense and without recourse to or warranty by the Administrative Agent, all documents that such Grantor shall reasonably request to evidence such termination or release, including UCC termination statements and terminations of Deposit Account Control Agreements and Securities Account Control Agreements.

8.15. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings among the Grantors and the Administrative Agent relating to the Collateral.

8.16. Governing Law; Jurisdiction; Waiver of Jury Trial.

8.16.1 THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

8.16.2 Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each Grantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Security Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

8.16.3 Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or any other Loan Document in any court referred to in Section 8.16.2. Each Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8.16.4 Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Article IX of this Security Agreement, and each of the Grantors hereby appoints the Borrower as its agent for service of process. Nothing in this Security Agreement or any other Loan Document will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law.

8.16.5 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER GRANTOR HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER GRANTOR WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER GRANTORS HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.17. Indemnity. Each Grantor hereby agrees, jointly with the other Grantors and severally, to indemnify the Administrative Agent and the Secured Parties, and their respective Related Parties (each such Person being called an “Indemnitee”), from and against any and all liabilities, damages, penalties, suits, and reasonable and documented costs and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Secured Party is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the Secured Parties or any Grantor, and any claim for patent, trademark or copyright infringement); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, damages, penalties, suits, or related costs and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence, willful misconduct or fraud of such Indemnitee or its Related Parties or (y) a material breach in bad faith by such Indemnitee or its Related Parties of their express obligations under the Loan Documents pursuant to a claim initiated by the Borrower.

8.18. Subordination of Intercompany Indebtedness. Each Grantor agrees that any and all claims of such Grantor against any other Grantor (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Secured Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations, provided that, and not in contravention of the foregoing, so long as no Payment Event of Default or Acceleration Event has occurred and is continuing, such Grantor may make loans to and receive payments in the ordinary course of business with respect to such Intercompany Indebtedness from each such Obligor to the extent not prohibited by the terms of this Security Agreement and the other Loan Documents. Notwithstanding any right of any Grantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Grantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Secured Parties and the Administrative Agent in those assets. No Grantor shall have any right to foreclose upon any such asset, whether by judicial action or otherwise, unless and until this Security Agreement has terminated in accordance with Section 8.14. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or, to the extent not permitted by any of the Loan Documents, if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Grantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied or, in the case of Letters of Credit, cash collateralized pursuant to terms reasonably acceptable to the Administrative Agent. Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Grantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the termination of this Security Agreement in accordance with Section 8.14, such Grantor shall receive and hold the same in trust, as trustee, for the benefit of the Secured Parties and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Secured Parties, for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Grantor as the property of the Secured Parties. If any such Grantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Grantor agrees that until the termination of this Security Agreement in accordance with Section 8.14, no Grantor will assign or transfer to any Person (other than the Administrative Agent or the Borrower or another Grantor) any claim any such Grantor has or may have against any Obligor.

8.19. Severability. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.20. Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Security Agreement.

ARTICLE IX

NOTICES

9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 9.01 of the Credit Agreement. Any notice delivered to the Borrower shall be deemed to have been delivered to all of the Grantors.

9.2. Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X

THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Secured Parties hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

JDS UNIPHASE CORPORATION, as a Grantor By: /s/ David Vellequette Name: David Vellequette Title: Chief Financial Officer

JDSU ACTERNA HOLDINGS LLC, as a Grantor By: /s/ David Vellequette Name: David Vellequette Title: Chief Financial Officer	ACTERNA LLC, as a Grantor By: /s/ David Vellequette Name: David Vellequette Title: Chief Financial Officer

ACTERNA WG INTERNATIONAL HOLDINGS LLC, as a Grantor By: /s/ David Vellequette Name: David Vellequette Title: Chief Financial Officer	OPTICAL COATING LABORATORY LLC, as a Grantor By: /s/ David Vellequette Name: David Vellequette Title: Chief Financial Officer

JDSU OPTICAL CORPORATION, as a Grantor By: /s/ David Vellequette Name: David Vellequette Title: Treasurer	TTC INTERNATIONAL HOLDINGS, INC., as a Grantor By: /s/ David Vellequette Name: David Vellequette Title: Treasurer

Signature Page to Pledge and Security Agreement

Acknowledged and Agreed to:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By: /s/ Gerardo B. Loera

Name: Gerardo B. Loera

Title: Authorized Officer

Signature Page to Pledge and Security Agreement

EXHIBIT “A”

Part A: Each Grantor’s Principal Place of Business/Chief Executive Office:

1. JDS Uniphase Corporation

430 North McCarthy Boulevard
Milpitas, California 95035

2. Acterna LLC

One Milestone Center Court
Germantown, MD 20876

3. JDSU Optical Corporation

430 North McCarthy Boulevard
Milpitas, California 95035

4. JDSU Acterna Holdings LLC

One Milestone Center Court
Germantown, MD 20876

5. Acterna WG International Holdings, LLC

One Milestone Center Court
Germantown, Maryland 20876

6. TTC International Holdings, Inc.

One Milestone Center Court
Germantown, Maryland 20876

7. Optical Coating Laboratory, LLC

2789 Northpoint Parkway
Santa Rosa, California 95407

Part B: Each Grantor’s previous names, jurisdiction of formation,

mergers, and consolidations (prior 5 years):

1.	JDS Uniphase Corporation:

Change in Jurisdiction: None.

Prior Names/Trade Names: JDSU

Mergers/Consolidations: Picolight Incorporated (2007), Agility Communications, Inc. (2008),

American Bank Note Holographics, Inc. (2011)

Acquired Business Lines: QuantaSol (2011), Agilent Network Solutions Test Business (2010),

Finisar Network Tools Business (2009), Westover Scientific Fiber Division (2008)

2.	JDSU Acterna Holdings LLC:

Change in Jurisdiction: None.

Prior Names/Trade Names: Acterna, Inc.; Acterna

Mergers/Consolidations: None.

3.	Acterna LLC:

Change in Jurisdiction: None.

Prior Names/Trade Names: None.

Mergers/Consolidations: Casabyte, Inc. (2007)

4.	Acterna WG International Holdings, LLC:

Change in Jurisdiction: None.

Prior Names/Trade Names: None.

Mergers/Consolidations: None.

5.	Optical Coating Laboratory, LLC:

Change in Jurisdiction: None.

Prior Names/Trade Names: Optical Coating Laboratory, Inc.; OCLI; Flex Products; Flex

Mergers/Consolidations: None.

6.	JDSU Optical Corporation:

Change in Jurisdiction: None.

Prior Names/Trade Names: Epion Corporation

Mergers/Consolidations: None.

7.	TTC International Holdings, Inc:

Change in Jurisdiction: None.

Prior Names/Trade Names: None.

Mergers/Consolidations: None.

In addition to the above, the Grantors own certain subsidiaries as reflected in the organizational chart disclosed to the Administrative Agent.

EXHIBIT “B”

Material Registered Copyrights

Work	Registration No.	Registration Date	Grantor
ISCSI Architecture and Instrumentation	PA 1-232-509	6-1-04	JDS Uniphase Corporation
Serial-ATA (SATA) Protocol	Pending	4-8-09	JDS Uniphase Corporation
Fibre Channel Over Ethernet (FCOE) Protocol	Pending	4-8-09	JDS Uniphase Corporation
In-Depth ISCSI Networking & Troubleshooting	Pending	4-8-09	JDS Uniphase Corporation
Serial-Attached SCSI (SAS) Protocol	TX0007057002	4-8-09	JDS Uniphase Corporation

EXHIBIT “C”

List of Pledged Securities

A. STOCKS:

Grantor	Issuer	Certificate Number	Number of Shares	Ownership Percentage
JDS Uniphase Corporation	JDSU Acterna Holdings LLC	1	n/a	100%
JDSU Acterna Holdings LLC	Acterna LLC	1	n/a	100%
Acterna LLC	Acterna WG International Holdings, LLC	1	n/a	100%
JDS Uniphase Corporation	Optical Coating Laboratory, LLC	1	n/a	100%
JDS Uniphase Corporation	JDSU Optical Corporation	1	15,000	100%
Acterna LLC	TTC International Holdings, Inc.	1-A	1,000	100%

B. BONDS:

None.

C. GOVERNMENT SECURITIES:

None.

D. OTHER SECURITIES OR OTHER INVESTMENT PROPERTY:

None.

EXHIBIT “D”

Offices in which Financing Statements have been Filed

1.	Secretary of State of the State of Delaware.

2.	Secretary of the Commonwealth of Massachusetts.

EXHIBIT “E”

Commercial Tort Claims

None.

EXHIBIT “F”

Federal Employer Identification Number, State Organization Number, Jurisdiction of Incorporation

Grantor	Federal Employer Identification Number	Type of Organization	State of Organization or Incorporation	State Organization Number
JDS Uniphase Corporation	94-2579683	Corporation	Delaware	2341359
JDSU Acterna Holdings LLC	56-2403607	Limited Liability Company	Delaware	3715162
Acterna LLC	73-1682809	Limited Liability Company	Delaware	2896950
Acterna WG International Holdings, LLC	13-3317668	Limited Liability Company	Delaware	3471684
Optical Coating Laboratory, LLC	68-0164244	Limited Liability Company	Delaware	2116933
JDSU Optical Corporation	04-2822376	Corporation	Massachusetts	42822376
TTC International Holdings, Inc.	04-3441050	Corporation	Delaware	2897791

EXHIBIT “G”

Controlled Deposit Accounts

Name of Grantor	Name of Institution	Account Number
None.

Controlled Securities Accounts

Name of Grantor	Name of Institution	Account Number
JDS Uniphase Corporation	[***]	[***]
	[***]	[***]

[***] A PORTION OF THIS EXHIBIT HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT “H”

AMENDMENT

This Amendment, dated                     , 20         is delivered pursuant to Section 4.4 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct in all material respects (except to the extent such representation or warranty is qualified by materiality or Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects) as of the date hereof (except if such representation or warranty relates to an earlier date in which case such representation or warranty shall be true and correct as of such earlier date). The undersigned further agrees that this Amendment may be attached to that certain Pledge and Security Agreement, dated January 20, 2012, between the undersigned, as the Grantors, and JPMorgan Chase Bank, N.A., as the Administrative Agent, (the “Security Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Secured Obligations referred to in said Security Agreement.

By:

Name:

Title:

SCHEDULE I TO AMENDMENT

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

ANNEX I

to

PLEDGE AND SECURITY AGREEMENT

Reference is hereby made to the Pledge and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of January 20, 2012, made by each of JDS UNIPHASE CORPORATION, a Delaware corporation (the “Borrower”) and the other Subsidiaries of the Borrower listed on the signature pages thereto (together with the Borrower, the “Initial Grantors”, and together with any additional Subsidiaries, including the undersigned, which become parties thereto by executing a Supplement in substantially the form hereof, the “Grantors”), in favor of the Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement.

By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [            ] [corporation/limited liability company/limited partnership] (the “New Grantor”) agrees to become, and does hereby become, a Grantor under the Agreement and agrees to be bound by the Agreement as if originally a party thereto. The New Grantor hereby collaterally assigns and pledges to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties, a security interest in all of the New Grantor’s right, title and interest in and to the Collateral, whether now owned or hereafter acquired, to secure the prompt and complete payment and performance of the Secured Obligations; provided that, the security interest created hereunder shall not extend to, and the term “Collateral” shall not include, any Excluded Assets, provided further that, the amount of the Equity Interests in any First-Tier Foreign Subsidiary pledged or required to be pledged to the Administrative Agent by the New Grantor hereunder or under any other Collateral Document shall be automatically limited to the Voting Stock of a First-Tier Foreign Subsidiary that is also a Pledge Subsidiary representing not more than 65% of the total Voting Power of all outstanding Voting Stock of such First-Tier Foreign Subsidiary (and the term “Collateral” shall not include any other Equity Interests of such First-Tier Foreign Subsidiary) provided further that, the Equity Interests of a Domestic Subsidiary or any other Person will not be pledged or required to be pledged to the Administrative Agent by the New Grantor hereunder or under any other Collateral Document unless such Domestic Subsidiary or other Person is a Material Domestic Subsidiary (and the term “Collateral” shall not include the Equity Interests of any Person that is not a Material Domestic Subsidiary). For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of intellectual property rights owned by the New Grantor. In addition, for the avoidance of doubt, it is understood and agreed that the New Grantor will not be required to (i) obtain bailee or landlord waivers in respect of any location where Inventory is stored or (ii) record with the United States Patent and Trademark Office (or any analogous domestic or foreign agency or office) any security interest in any Patent or Trademark.

By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in the Agreement are true and correct in all material respects as of the date hereof, except for representations and warranties that relate to a specific date in which case such representations and warranties are true and correct as of such specific date. The New Grantor represents and warrants that the supplements to the Exhibits to the Agreement attached hereto are true and correct in all respects and that such supplements set forth all information required to be scheduled under the Agreement with respect to the New Grantor. The New Grantor shall take all steps necessary and required under the Agreement to perfect, in favor of the Administrative Agent, a first-priority security interest in and lien against the New Grantor’s Collateral.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Grantor has executed and delivered this Security Agreement Supplement as of this                     day of            , 20        .

[NAME OF NEW GRANTOR]

By:

Title: